UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2011

GDT TEK, Inc. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-20259 (Commission File Number)	27-0318532 (IRS Employer Identification No.)

2816 E. Robinson St Orlando, Florida (Address of principal executive offices)	32803 (Zip Code)

(407)-574-4740 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.
Item 2.01 – Completion of Acquisition or Disposition of Assets.

On April 29, 2011, the Company entered into an exclusive licensing agreement with Steriwave Hungary Ltd., a British corporation.  Under the licensing agreement, the Company granted exclusive rights to market, distribute, and deploy the Company’s technology that converts heat and/or waste heat into electricity in certain European countries.  The countries covered by the agreement include Italy, Spain, Romania, Slovakia, and the United Kingdom.  The initial term of the agreement is for 18 months, and will be automatically renewable for an additional 15 years upon funding of the first European electricity generating project obtained by Steriwave utilizing the Company’s technology.  Steriwave will provide funding for the waste heat to electricity projects.  The parties will split the gross profit from projects covered by the agreement 70% to Steriwave and 30% to the Company until the principle investment of Steriwave is paid back, and thereafter, the parties shall split gross profits 50% each.  The Exclusive License Agreement is attached thereto as Exhibit 10.2.

On May 1, 2011, the Company’s wholly owned subsidiary, RTR LLC, entered into an operating agreement with Steriwave Hungary Ltd. governing the operation of a new limited liability corporation the parties plan to form in the State of Florida.  The new corporation will be named Green Day Technology, LLC.  Pursuant to the operating agreement, RTR will receive a 50% interest in exchange for assigning the rights to the 6 1.5 MW/hr. Power Purchase Agreements (PPA) with Pacific Gas and Electric and for providing the knowledge and expertise to deploy the Waste Heat to Electricity units at the 6 locations.  Steriwave will receive a 50% interest in exchange for providing loans of up to $23,000,000 to the new corporation in order to deploy the equipment at  the 6 land fill site as required for the 6 PPA’s RTR has with Pacific Gas & Electric.  Under the operating agreement, Steriwave shall have majority voting rights until such time as the loans provided the new corporation are repaid, and thereafter, the parties shall vote 50/50%.  The parties will split the gross profit from the 6 PPA 75% to Steriwave and 25% to RTR until the loans made by Steriwave are paid back, and thereafter, the parties shall split gross profits 50% each.  The Operating Agreement is attached thereto as Exhibit 10.1.

Item 8.01 – Other Events.

The Company is working to file during the month of May 2011 the outstanding Form 10-K for fiscal year ended June 30, 2010 and the Form 10-Q for periods ended September 30, 2010, December 31, 2010, and March 31, 2011.

Item 9.01 –Exhibits.

(d)           Exhibits

10.1 The Exclusive License Agreement between GDT Tek, Inc. and Steriwave Hungary Ltd. dated April 29, 2011.
10.2 The Operating Agreement of the Green Day Technology, LLC between RTR LLC and Steriwave Hungary Ltd. dated May 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 3, 2011	GDT TEK, INC.

/s/ Albert Reda
By: Albert Reda
Its: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)